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                                EXHIBIT TO S-4
                            REGISTRATION STATEMENT
                                 EXHIBIT 23.A

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              Consent of Independent Certified Public Accountants

As independent certified public accountants, we hereby consent to (1) the inclusion in this Form S-4 of our Report (Gaither Koewler Rohlfer Luckett & Co. as predecessor the Gaither Rutherford & Co.) dated January 13, 1993, on the consolidated financial statements of National City Bancshares, Inc., 1992, for the year ended December 31, 1992, and (2) the incorporation of our report included in this Form S-4 into the Corporation's previously filed Registration Statement Commission file No.0-13585.

As independent certified public accountants, we hereby consent to the inclusion in the Registration Statement on Form S-4 relating to the proposed merger with United Financial Bancorp, Inc. of our report (Gaither Koewler Rohlfer
Luckett & Co., as predecessor to Gaither Rutherford & Co.) dated
January 22, 1993, on the consolidated financial statements of Lincolnland Bancorp, Inc., for the year ended December 31, 1992.


/s/ Gaither Rutherford & Co., LLP

Gaither Rutherford & Co., LLP

Certified Public Accountants
Evansville, Indiana

June 26, 1995